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                                                                    EXHIBIT 10.2


                             DATED SEPTEMBER 5, 2002



                              GOLDEN TELECOM, INC.



                                       AND



                                 OAO ROSTELECOM



                                       FOR



             FOUR MILLION TWENTY FOUR THOUSAND SIXTY SEVEN SHARES OF




                        COMMON STOCK, PAR VALUE $.01 EACH





                        ---------------------------------

                             SUBSCRIPTION AGREEMENT

                        ---------------------------------
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THIS SUBSCRIPTION AGREEMENT is made on September 5, 2002

BETWEEN:

(1)   Golden Telecom, Inc., a Delaware corporation (the "COMPANY"); and

(2)   OAO Rostelecom, a Russian open joint stock company ("INVESTOR").

WHEREAS:

(A) Investor owns a 50% ownership interest (the "Sovintel Interest") in OOO EDN Sovintel, a limited liability company duly registered and existing under the laws of the Russian Federation ("Sovintel");

(B) Investor, OOO TeleRoss, a limited liability company duly registered and existing under the laws of the Russian Federation ("TeleRoss") and SFMT-CIS, Inc., a Delaware corporation ("SFMT"), have entered into an Ownership Interest Purchase Agreement dated as of March 13, 2002 (the "Ownership Interest Purchase Agreement");

(C) In accordance with the terms of the Ownership Interest Purchase Agreement, on the Closing Date, the Investor will transfer, in the aggregate, approximately 57% of the Sovintel Interest to TeleRoss and approximately 43% of the Sovintel Interest to SFMT in exchange for the Nash Consideration, the TeleRoss Promissory Note, and the Company Shares, as defined herein;

(D)   TeleRoss and SFMT are Affiliates (as defined below) of the Company;

(E) As more fully set forth herein, at the Closing, Investor proposes to acquire, and the Company proposes to issue to Investor, four million twenty four thousand sixty seven (4,024,067) shares of Common Stock (the "Company Shares") as the Stock Consideration, being a portion of the Purchase Price for the Sovintel Interest due by the Buyers in accordance with the terms of the Ownership Interest Purchase Agreement;

(F) Contemporaneously with the execution of this Subscription Agreement, the Company and Investor have also executed and delivered the Registration Rights Agreement and, with certain other shareholders of the Company, the Standstill Agreement and the New Shareholders' Agreement; and

(G) In accordance with the terms of the Ownership Interest Purchase Agreement and the Escrow Agreement, the Company Shares will be held in escrow upon subscription therefor until the Buyers are duly registered as the owners of the SFMT Interest and the Teleross Interest, respectively, in the Charter and Foundation Agreement of Sovintel, all in accordance with the requirements under Russian law and the terms of the Ownership Interest Purchase Agreement and the Escrow Agreement;

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NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, the Parties agree as follows:

1.    INTERPRETATION

In this Agreement (including the Recitals):

"AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise;

"AGREEMENT" means this Subscription Agreement, as the same may be amended, modified or supplemented from time to time;

"CLOSING" means the transfer of the Company Shares by the Company to Investor pursuant to the provisions of Section 3 of this Agreement;

"COMMON STOCK" means common stock of the Company having a par value of US$ 0.01 per share;

"COMPANY" has the meaning given to it in introductory clause (1) of this Agreement;

"COMPANY SHARES" has the meaning given to it in Recital (E);

"ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any arrangement, restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership;

"INVESTOR" has the meaning given to it in introductory clause (2) of this Agreement;

"NEW SHAREHOLDERS' AGREEMENT" means the Shareholders Agreement, dated as of the date hereof, by and among the Company, certain shareholders of the Company and Investor setting forth certain agreements of the parties thereto relating to the Company Shares;

"OWNERSHIP INTEREST PURCHASE AGREEMENT" has the meaning given to it in Recital (B);

"REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and between the Company and Investor relating to the grant by the Company to Investor of certain registration rights in respect of the Company Shares;

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"REPORTS" has the meaning given to it in Section 6(2).

"SECURITIES ACT OF 1933" means the United States Securities Act of 1933 as amended, and the rules and regulations thereunder as in effect from time to time;

"SECURITIES EXCHANGE ACT OF 1934" means the United States Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder as in effect from time to time;

"SOVINTEL INTEREST" has the meaning given to it in Recital (A); and

"STANDSTILL AGREEMENT" means the Standstill Agreement, dated as of the date hereof, by and among the Company, certain shareholders of the Company and Investor setting forth certain agreements of the parties thereto relating to the Company Shares.

Terms not otherwise defined herein shall have the meanings set forth in the Ownership Interest Purchase Agreement.

The headings in this Agreement do not affect its interpretation.

2.    SUBSCRIPTION

(1) Subject to the terms and conditions of this Agreement, at the Closing, the Company, in reliance on the covenants, representations and warranties of Investor contained herein, shall issue the Company Shares to the Investor at the Closing, and the Investor, in reliance on the covenants, representations and warranties of the Company contained herein, shall acquire the Company Shares from the Company at the Closing. The Company Shares shall be issued to the Investor by the Company in partial consideration for the sale by the Investor of the Sovintel Interest to Teleross and SFMT pursuant to the Ownership Interest Purchase Agreement.

(2) For the purposes of this Agreement, the value of each of the Company Shares shall be deemed equal to US$ 10.50 and the aggregate value of the Company Shares shall be deemed equal to US$ 42,252,703.50.

3.    CLOSING

(1) At the Closing, which shall take place simultaneously with the closing of the Interest Transfer Transaction under the Ownership Interest Purchase Agreement, provided that the conditions precedent set forth in Section 4 have been satisfied in full, the Company shall transfer the Stock Certificate representing the Company Shares to the Escrow Agent in definitive form and in such name(s) and in such denomination(s) as Investor shall request in writing not later than five full Business Days prior to the Closing.

4.    CONDITIONS PRECEDENT TO CLOSING

(1) The Investor shall have delivered to SFMT and the Company a notarized copy of the CBR License to acquire the Company Shares.

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(2)   Any waiting period applicable to the transfer of the Company Shares under the HSR Act, as amended, and the rules and regulations promulgated thereunder, shall have expired.

(3) Subject to the terms and conditions of the Ownership Interest Purchase Agreement, the Buyers shall have delivered the Notice on Conditions Precedent to the Investor (with a copy to the Company).

(4) The Buyers shall have received all other closing deliveries from the Investor as specified in Section 3.2 of the Ownership Interest Purchase Agreement.

5.    REPRESENTATIONS AND WARRANTIES

(1)   The Company represents, warrants and undertakes to Investor as follows:

      (a) that the Recitals relating to the Company are in every material respect true and accurate and not misleading;

      (b) that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and assets and conduct its business;

      (c) that the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Standstill Agreement and the New Shareholders' Agreement by the Company have been duly authorized by the Company, and this Agreement, the Standstill Agreement and the New Shareholders' Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company;

      (d) that the issuance of the Company Shares has been duly authorized by the Company;

      (e) that the Company Shares will, on issue and receipt of payment therefor in accordance with the terms of this Agreement, be validly issued in accordance with the law and regulations of the State of Delaware, fully paid and non-assessable and free from all Encumbrances and other third party rights other than those Encumbrances and rights created under the Standstill Agreement, the Registration Rights Agreement and the New Shareholders' Agreement and any other Encumbrances or rights created or caused by the Investor;

      (f) the financial statements and Reports of the Company received by the Investor as indicated in Section 6(2) hereof were prepared in accordance with U.S. GAAP

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            and fairly present in all material respects the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and such Reports accurately disclose all material facts relating to the business and condition of the Company;

      (g) except as reflected or reserved against in the balance sheet included in the latest available audited financial statements or in the notes thereto, there are no liabilities against, relating to or affecting the Company or any of the Company's assets and properties, or any other Encumbrances in respect of such assets and properties, other than liabilities or Encumbrances incurred or arising in the ordinary course of business consistent with past practice which in the aggregate are not material to the business or condition of the Company;

      (h) there are no actions or proceedings material to the business or condition of the Company pending or threatened against, relating to or affecting the Company or any of its assets and properties which
            (i) could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Ownership Interest Purchase Agreement or otherwise result in a material diminution of the benefits contemplated hereby or thereby, or (ii) if determined adversely to the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or
            (y) losses by the Company, individually or in the aggregate with losses in respect of other such actions or proceedings, exceeding US$ 1,000,000 or its equivalent in any other currency; and

      (i) there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any action or proceeding that would be required to be disclosed pursuant to paragraph (h) above.

(2)   Investor represents, warrants and undertakes to the Company as follows:

      (a) that the Recitals relating to Investor and the representations and warranties relating to the Investor in the Ownership Interest Purchase Agreement are in every material respect true and accurate and not misleading;

      (b) that Investor has been duly organized and is validly existing and in good standing under the laws of the Russian Federation with full power and authority to subscribe for and purchase the Company Shares as contemplated by this Agreement;

      (c) that the execution, delivery and performance of this Agreement, the Standstill Agreement, the New Shareholders' Agreement and the Registration Rights Agreement by Investor have been duly authorized by Investor, and this

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            Agreement, the Standstill Agreement, the New Shareholders' Agreement
            and the Registration Rights Agreement constitute legal, valid and binding obligations of Investor; and

      (d) that the Investor is aware that it is acquiring the Company Shares in a transaction exempt from the registration requirements of the Securities Act of 1933 and is acquiring the Company Shares for its own account and without a view to the public distribution of the Company Shares or any interest therein, and will only resell the Company Shares if they are registered under the Securities Act of 1933 or pursuant to an exemption from registration.

6.    ACKNOWLEDGMENTS

      The Investor acknowledges and agrees with the Company that:

      (1) the Company Shares subscribed for hereunder have not been registered under the Securities Act of 1933 or any other applicable securities law and may not, and will not, be offered, sold or otherwise transferred except pursuant to the registration requirements of the Securities Act of 1933 or any other applicable securities law, or pursuant to any other exemption therefrom, and in each case in compliance with the conditions for transfer set forth in Section 7 below. Hedging transactions involving the Company Shares subscribed for hereunder may not, and will not, be conducted unless such transactions are conducted in compliance with the Securities Act of 1933.

      (2) the Company or any person representing the Company has not made any representation to it with respect to the Company or the offering or sale of any Company Shares other than the representations made in this Agreement and the Ownership Interest Purchase Agreement. The Investor has received from the Company and reviewed the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 ("Annual Report") and the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002, all filed with the United States Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (collectively, the "Reports"). The Investor further acknowledges it has had access to such financial and other information concerning the Company and the Company Shares as it has deemed necessary in connection with its decision to purchase any of the Company Shares, including an opportunity to ask questions of and request information from the Company. The Investor is aware that the trading price of the Company Shares is highly volatile and that significant risks are associated with the ownership of the Company Shares and with the

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            operations conducted by the Company, as indicated, in part, in the section of the Annual Report entitled "Certain Considerations Applicable to Our Operations."

      (3) any offer or sale of the Company Shares by the Investor shall be made in accordance with all applicable securities laws of the United States, the states of the United States or any other applicable jurisdiction.

      (4) the Company Shares certificate to be issued to the Investor will contain a legend substantially to the following effect:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT AND A STANDSTILL AGREEMENT.

      (5) the Company is relying upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agrees that, if any of the acknowledgements, representations, warranties and agreements made in connection with the Investor's acquisition of Company Shares are no longer accurate, it shall promptly notify the Company.

7.    UNDERTAKINGS

      For a period of six (6) months after the date on which the Closing occurs, Investor will not offer, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Company Shares or securities convertible into or exchangeable or exercisable for any of the Company Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Company, provided that the Company may transfer the Company Shares to an Affiliate where such transfer is permitted under the Securities Act of 1933.

8.    NOTICES

      Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by telex, facsimile or telephone (subject in the case of a communication by telephone to confirmation by telex or facsimile) addressed to:

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      IN THE CASE OF THE COMPANY:

      Golden Telecom, Inc.
      4400 MacArthur Boulevard, N.W., Suite 200
      Washington, D.C.  20007
      Phone: (202) 332-5997
      Fax: (202) 332-4877

      Attention:  General Counsel

      WITH A COPY TO:

      Representative Office of Golden TeleServices, Inc.
      12 Trubnaya St., 8th Floor
      Moscow, Russia
      103045
      Telephone:  7-095-797-9300
      Facsimile:  7-095-797-9332

      Attention:  General Counsel

      IN THE CASE OF INVESTOR:

      OAO Rostelecom
      Russian Federation, 125047,
      Moscow, ul. 1st Tverskaya-Yamskaya, 14

      Telephone:  7-095-787-2849
      Facsimile:  7-095-787-2850

      Attention:  General Director

      Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of dispatch.

9.    COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart. This Agreement is executed in Russian and in English, with 1 (one) copy in each language for each Party hereto. In the event of any discrepancies between the English and Russian versions, the English shall prevail.

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10.   TERMINATION

      This Agreement shall automatically terminate without any further notice and be of no further force and effect if the Escrow Release Date does not occur, as provided in the Ownership Interest Purchase Agreement or the Ownership Interest Purchase Agreement is terminated by the Buyers pursuant to Section 4.2(b) of the Ownership Interest Purchase Agreement.

11.   GOVERNING LAW

      THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, USA.

12.   DISPUTE RESOLUTION

      Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the American Arbitration Association as in force and effect on the date of this Agreement which are deemed to be incorporated by reference into this article. The appointing authority shall be the American Arbitration Association. There shall be three (3) arbitrators appointed in accordance with said Rules. Where the Arbitration Rules of the American Arbitration Association do not provide for a particular situation, the arbitrators shall determine what course of action should be followed. The place of arbitration shall be New York, New York and the English language shall be used throughout the arbitral proceeding.

                              [Signature Page Follows]

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      IN WITNESS WHEREOF this Agreement has been executed on the date first written above.


GOLDEN TELECOM, INC.

By:
     -----------------------------------
     Name:  Alexander Vinogradov
     Title: President and Chief
            Executive Officer



OAO ROSTELECOM

By:
     -----------------------------------
     Name:  Sergey  Kouznetsov
     Title: General Director

By:
     -----------------------------------
     Name:  Alexander Lutsky
     Title: Chief Accountant



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